Exhibit 99.1

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the material federal income tax considerations relating to our taxation as a REIT and the ownership and disposition of our common stock. This summary is based on current law and does not purport to deal with all aspects of taxation that may be relevant to you in light of your personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, financial institutions and broker-dealers) subject to special treatment under the federal income tax laws.

      YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF THE COMMON STOCK.

GENERAL

      We believe that since our formation we have operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Although we intend to continue to operate to satisfy such requirements, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. See “—Failure to Qualify.”

      The provisions of the Code, Treasury Regulations promulgated thereunder and other federal income tax laws relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the laws that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations thereunder, and administrative and judicial interpretations thereof.

      In brief, if certain detailed conditions imposed by the REIT provisions of the Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations.

      If we fail to qualify as a REIT in any year, however, we will be subject to federal income tax as if we were a domestic corporation, and you will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to you could be reduced and we would not be obligated to make any distributions.

TAXATION OF THE COMPANY

      In any year in which we qualify as a REIT, in general, we will not be subject to federal income tax on that portion of our net income that we distribute to stockholders. However, we will be subject to federal income tax as follows: First, we will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gains income to our stockholders on a pro rata basis.) Second, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference. Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than property held for at least four years, foreclosure property, and property involuntarily converted), such income will be subject to a 100% tax. Fifth, if we should fail to satisfy the 75% or the 95% tests (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been satisfied, we will be subject to a 100% tax on the net income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability. Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed. Seventh, if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of any built-in gain at the time of acquisition, such gain will be subject to tax at the highest regular corporate rate. Finally, we may be subject to an excise tax if our dealings with our taxable REIT subsidiaries (defined below) are not at arm’s length.

REQUIREMENTS FOR QUALIFICATION

      The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code) at any time during the last half of each taxable year; and (7)

which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Beginning in 1998, a REIT’s failure to satisfy condition (6) during a taxable year will not result in its disqualification as a REIT under the Code for such taxable year as long as (i) the REIT satisfies the stockholder demand statement requirements described in the succeeding paragraph and (ii) the REIT did not know, or exercising reasonable diligence would not have known, whether it had failed condition (6).

      In order to ensure compliance with the ownership tests described above, we have placed certain restrictions under our Articles of Incorporation on the transfer of the common stock and preferred stock to prevent further concentration of stock ownership. Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding common stock and preferred stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our common stock and preferred stock disclosing the actual owners of such common stock and preferred stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with his federal income tax returns a similar statement disclosing the actual ownership of common stock and preferred stock and certain other information.

      Although we intend to satisfy the stockholder demand statement requirements described in the preceding paragraph, beginning in 1998, our failure to satisfy those requirements will not result in our disqualification as a REIT under the Code but may result in the imposition of IRS penalties against us.

      In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of a partnership shall retain the same character in the hands of a partner qualifying as a REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests, described below. Thus, our proportionate share of the assets, liabilities and items of income of the operating partnership will be treated as our assets, liabilities and items of income for purposes of applying the requirements described below.

      ASSET TESTS

      At the close of each quarter of our taxable year, we must satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us). Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer, (2) 10% of the outstanding voting securities of any one issuer, or (3) 10% of the value of the outstanding securities of any one issuer. Third, not more than 20% of the total value of our assets can be represented by securities of one or more “taxable REIT subsidiaries” (described below). Securities for purposes of the asset tests may include debt securities. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security is “straight debt,” as specially defined for this purpose, and certain other requirements are satisfied.

      Our investment in the properties, to the extent they are otherwise qualifying assets, through our interest in the operating partnership constitutes qualified assets for purposes of the 75% asset test. In addition, we may own 100% of “qualified REIT subsidiaries,” which are, in general, 100% owned, corporate subsidiaries of a REIT. All assets, liabilities, and items of income, deduction, and credit of such a qualified REIT subsidiary will be treated as owned and realized directly by us.

      Under recent changes in law, we and corporation in which we own stock may make a joint election for such subsidiary to be treated as a “taxable REIT subsidiary.” The securities of a taxable REIT subsidiary are not subject to the 10% value test, and also are exempt from the 5% asset test and the 10% voting securities test. However, as discussed above, a separate asset test applies to taxable REIT subsidiaries. The new rules regarding taxable REIT subsidiaries contain provisions generally intended to insure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In some cases, a 100% tax is imposed on the REIT if its rental, service or other agreements with its taxable REIT subsidiary are not on arm’s length terms.

      Although we own more than 10% of the value of the outstanding securities of Spieker Northwest, Inc., we have elected effective January 1, 2001, for Spieker Northwest, Inc. to be treated as a taxable REIT subsidiary. We believe that the value of our securities in Spieker Northwest, Inc., together with the securities we hold of other taxable REIT subsidiaries does not and will not represent more than 20% of our total assets. In addition, we believe that the amount of our assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of our total assets and will satisfy the 5% and both 10% asset tests.

      GROSS INCOME TESTS

      There are currently two separate percentage tests relating to the sources of our gross income which must be satisfied for each taxable year. For purposes of these tests, where we invest in a partnership, we will be treated as receiving our share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in our hands as it has in the hands of the partnership. See “—Tax Aspects of our Investment in the Operating Partnership —General.”

      The 75% Test. At least 75% of our gross income for the taxable year must be “qualifying income.” Qualifying income generally includes (1) rents from real property (except as modified below); (2) interest on obligations collateralized by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business (“dealer property”); (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”); and (7) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property.

      Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% test described below) if we, or an owner of 10% or more of our equity securities, directly or constructively owns 10% or more of such tenant (a “related party tenant”), unless the related party tenant is a taxable REIT subsidiary and certain other requirements are satisfied. In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% test and 95% test (described below) if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” from whom we derive no revenue or through a taxable REIT subsidiary. The “independent contractor” or taxable REIT subsidiary requirement, however, does not apply to the extent that the services provided by us are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” For both the related party tenant rules and determining whether an entity qualifies as an independent contractor of a REIT, certain attribution rules of the Code apply, pursuant to which ownership interests in certain entities held by one entity are deemed held by certain other related entities.

      In general, if a REIT provides impermissible services to its tenants, all of the rent from that property can be disqualified from satisfying the 75% test and 95% test (described below). However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (as determined on a property-by-property basis). For purposes of the 1% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost incurred by the REIT in furnishing or rendering the service.

      Through the operating partnership (which is neither an independent contractor nor a taxable REIT subsidiary), we will provide certain services with respect to the properties currently held by the operating partnership and any newly acquired properties. We believe that the services provided by the operating partnership are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant, and therefore that the provision of such services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% and 95% tests. We do not intend to rent to related party tenants or to charge rents that would not qualify as rents from real property because the rents are based on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales).

      The 95% Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends from a corporation (including a taxable REIT subsidiary) and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% test, but not (except with respect to dividends from a REIT) for purposes of the 75% test. For purposes of determining whether we comply with the 75% and 95% tests, gross income does not include income from “prohibited transactions.” A “prohibited transaction” is a sale of dealer property, generally excluding certain property held by us for at least four years and foreclosure property. See “—Taxation of the Company” and “—Tax Aspects of our Investment in the Operating Partnership—Sale of the Properties.”

      We believe that we and the operating partnership have held and managed our properties in a manner that has given rise to rental income qualifying under the 75% and 95% tests. Gains on sales of the properties will generally qualify under the 75% and 95% tests.

      Even if we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (1) our failure to comply was due to reasonable cause and not to willful neglect; (2) we report the nature and amount of each item of our income included in the 75% and 95% tests on a schedule attached to our tax return; and (3) any incorrect information on this schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we will still be subject to a special tax upon the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

      The 30% Test. For each taxable year ending on or before December 31, 1997, we must have derived less than 30% of our gross income from the sale or other disposition of (1) real property held for less than four years (other than foreclosure property and involuntary conversions), (2) stock or securities held for less than one year, and (3) property in a prohibited transaction. The 30% test has been repealed, effective for tax years beginning after December 31, 1997.

      ANNUAL DISTRIBUTION REQUIREMENTS

      In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount equal to at least (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.) Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

      We believe that we have made timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreement of the operating partnership authorizes us, as general partner, to take such steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements. It is possible that in the future we may not have sufficient cash or other liquid assets to meet the distribution requirements, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. Further, as described below, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, will borrow funds (or cause the operating partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. We (directly or through the operating partnership) may be required to borrow funds at times when market conditions are not favorable.

      If we fail to meet the distribution requirements as a result of an adjustment to our tax return by the IRS, we may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.

      FAILURE TO QUALIFY

      If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

TAX ASPECTS OF OUR INVESTMENT IN THE OPERATING PARTNERSHIP

      The following discussion summarizes certain federal income tax considerations applicable solely to our investment in the operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

      GENERAL

      We hold a direct ownership interest in the operating partnership. In general, partnerships are “pass-through” entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include our proportionate share of the foregoing operating partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. See “—Taxation of the Company” and “—Requirements for Qualification —Gross Income Tests.” Any resultant increase in our REIT taxable income increases our distribution requirements (see “—Requirements for Qualification —Annual Distribution Requirements”), but is not subject to federal income tax in our hands provided that such income is distributed to our stockholders. Moreover, for purposes of the REIT asset tests (see “—Requirements for Qualification — Asset Tests”), we include our proportionate share of assets held by the operating partnership.

      TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES

      Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as some of our properties), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The operating partnership was initially formed by way of contributions of appreciated property (including some of our properties). Consequently, the partnership agreement of the operating partnership requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

      In general, the limited partners of the operating partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the operating partnership of the contributed assets (including some of our properties). This will tend to eliminate the Book-Tax Difference over the life of the operating partnership. However, the special allocation rules under Section 704(c) of the Code do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnership may cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Requirements for Qualification —Annual Distribution Requirements.” In addition, the application of Section 704(c) of the Code to the operating partnership is not entirely clear and may be affected by authority that may be promulgated in the future.

      SALE OF THE PROPERTIES

      Generally, any gain realized by the operating partnership on the sale of property held by the operating partnership will be capital gain, except for any portion of such gain that is treated as certain depreciation or cost recovery recapture. Our share of any gain realized by the operating partnership on the sale of any “dealer property” generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of the Company” and “—Requirements for Qualification —Gross Income Tests —The 95% Test.” Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating its properties, and to make such occasional sales of its properties as are consistent with our investment objectives. Based upon such investment objectives, we believe that in general our properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

TAXATION OF STOCKHOLDERS

      TAXATION OF TAXABLE U.S. STOCKHOLDERS

      IN GENERAL

      As used herein, “U.S. Stockholder” means a holder of our capital stock who or that (1) is a citizen or resident of the United States, (2) is a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia (except, in the case of a partnership, as the Treasury provides otherwise by Treasury Regulations), (3) is an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) is a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all substantial decisions of the trust, or (5) is otherwise subject to U.S. federal income taxation on a net income basis in respect of our stock.

      As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. U.S. Stockholders that are corporations will not be entitled to a dividends received deduction. To the extent that we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the stockholder, reducing the tax basis of a U.S. Stockholder’s stock by the amount of such distribution (but not below zero), with distributions in excess of the U.S. Stockholder’s tax basis treated as a sale of stock, the tax treatment of which is described below. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. Stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the U.S. Stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. U.S. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

      In general, distributions which are designated by us as capital gain dividends will be taxed to U.S. Stockholders as gain from the sale of assets held for greater than one year, or “long-term term capital gain,” without regard to the period for which a U.S. Stockholder has held his stock upon which the capital gain dividend is paid. However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. A portion of such capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to certain gains realized on the sale of real property. In addition, noncorporate taxpayers are generally taxed at a maximum rate of 20% on net capital gain (generally, the excess of net long-term capital gain over net short-term capital loss) attributable to gains realized on the sale of property held for greater than one year.

      We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. In such event, we would pay tax on such retained net long-term capital gains. In addition, to the extent designated by us, a U.S. Stockholder generally would (1) include his proportionate share of such undistributed long-term capital gains in computing his long-term capital gains in his return for his taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid the capital gains tax imposed on us on the designated amounts included in such U.S. Stockholder’s long-term capital gains, (3) receive a credit or refund for such amount of tax deemed paid by the U.S. Stockholder, (4) increase the adjusted basis of his shares by the difference between the amount of such includable gains and the tax deemed to have been paid by him, and (5) in the case of a U.S. Stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations (which have not yet been issued).

      SALE OF SHARES

      Upon any taxable sale or other disposition of shares, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition; and (2) the holder’s adjusted basis in the shares for tax purposes.

      This gain or loss will be a capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset. The applicable tax rate will depend on the shareholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the shareholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Shareholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. Stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our shares held for more than 12 months.

      In general, any loss upon a sale or exchange of our stock by a U.S. Stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the preceding paragraph) from us required to be treated by such stockholder as long-term capital gain.

      INFORMATION REPORTING AND BACKUP WITHHOLDING

      We will report to our U.S. Stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding with respect to dividends paid and redemption proceeds unless such U.S. Stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact, or (b) provides a taxpayer identification number (which, for an individual, will ordinarily be his U.S. Social Security number), certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. We may also institute backup withholding with respect to a U.S. Stockholder if instructed to do so by the IRS. A U.S. Stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability, if any, and otherwise be refundable.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

      Based upon a published ruling by the IRS, a distribution by us to a U.S. Stockholder that is a tax-exempt entity will not constitute “unrelated business taxable income” (“UBTI”) provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisers concerning these “set aside” and reserve requirements.

      Notwithstanding the preceding paragraph, however, a portion of the dividends paid by us may be treated as UBTI to certain domestic private pension trusts if we are treated as a “pension-held REIT.” We believe that we are not, and we do not expect to become, a “pension-held REIT.” If we were to become a pension-held REIT, these rules generally would only apply to certain pension trusts that held more than 10% of our stock.

TAXATION OF NON-U.S. STOCKHOLDERS

      The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of our stock applicable to Non-U.S. Stockholders of such stock. A “Non-U.S. Stockholder” is any person who or that is not a U.S. Stockholder. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation.

      DISTRIBUTIONS FROM THE COMPANY

      1. Ordinary Dividends. The portion of dividends received by Non-U.S. Stockholders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. Stockholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty). In general, Non-U.S. Stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a Non-U.S. Stockholder’s investment in our stock is effectively connected with the

Non-U.S. Stockholder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the Non-U.S. Stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation).

      2. Non-Dividend Distributions. Unless our stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

      We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a Non-U.S. Stockholder unless (1) a lower treaty rate applies and proper certification is provided or (2) the Non-U.S. Stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder).

      3. Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution made by us to a Non-U.S. Stockholder, to the extent attributable to gains (“USRPI Capital Gains”) from dispositions of United States Real Property Interests (“USRPIs”), which includes the properties held by the operating partnership, will be considered effectively connected with a U.S. trade or business of the Non-U.S. Stockholder and therefore will be subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder that is not entitled to treaty exemption.

      Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the shares is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a corporate Non-U.S. Stockholder may also be subject to the 30% branch profits tax), or (2) the Non-U.S. Stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-resident alien individual will be subject to a 30% tax on the individual’s capital gains.

      We will be required to withhold and remit to the IRS 35% of any distributions to Non-U.S. Stockholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the Non-U.S. Stockholder’s United States federal income tax liability.

      DISPOSITION OF STOCK.

      Unless our stock constitutes a USRPI, a sale of such stock by a Non-U.S. Stockholder generally will not be subject to U.S. taxation unless (1) investment in the shares is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business or (2) the Non-U.S. Stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied.

      The stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Stockholders. We believe that we are, and we expect to continue to be, a domestically controlled REIT, and therefore that the sale of our stock will not be subject to taxation under FIRPTA. Because our stock will be publicly traded, however, no assurance can be given that we will continue to be a domestically controlled REIT.

      Even if we do not constitute a domestically controlled REIT, a Non-U.S. Stockholder’s sale of stock generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that (1) the stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (2) the selling Non-U.S. Stockholder held 5% or less of our outstanding stock at all times during a specified testing period.

      If gain on the sale of our stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

      INFORMATION REPORTING AND BACKUP WITHHOLDING.

      If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will not apply if the Non-U.S. Stockholder satisfies certification requirements regarding its status as a foreign stockholder.

      OTHER TAX CONSIDERATIONS

      DIVIDEND REINVESTMENT PROGRAM

      Stockholders participating in our dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. See “—Taxation of Stockholders.” Participants in the dividend reinvestment program are subject to federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

      POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSIDERATIONS

      Prospective investors should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

      STATE AND LOCAL TAXES

      We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisers regarding the effect of state and local tax laws on an investment in our common stock.

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